Exhibit 99.2
Valmont® © 2024 Industries, Inc. Q2 2024 Earnings Presentation July 25, 2024

• Q2 2024 Results • Current Market Dynamics and Long-term Megatrends • Strategic Priorities • Updated 2024 Outlook and Guidance • Q&A Today’s Agenda 2 July 25, 2024 | Valmont Industries, Inc.

These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks and actions and policy changes of domestic and foreign governments. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Disclosure Regarding Forward-Looking Statements 3 July 25, 2024 | Valmont Industries, Inc.

CEO Opening Comments Avner Applbaum, President & CEO 4 July 25, 2024 | Valmont Industries, Inc.

Q2 2024 Financials and Key Messages 5 July 25, 2024 | Valmont Industries, Inc. The global Valmont team achieved strong results, expanding operating margins 140 bps and increasing diluted EPS to $4.91, on comparable sales Commercial and operational execution, pricing strategies and an improved cost structure contributed to the improved profitability, guided by the Valmont Business Model Infrastructure sales were $763 million, down 1% year-over-year, as strong utility market demand and favorable pricing across the portfolio were more than offset by product mix shift, lower telecom and solar volumes, and the effect of lower steel index on price Agriculture sales were $282 million, up slightly year-over-year, with North America volumes higher on replacement sales due to severe storm events; international markets mixed with continued softness in Brazil and good momentum in Middle East project business Net Sales Y/Y Net Sales Operating Margin Diluted EPS Operating Cash Flow Cash Returned to Shareholders $1.04B (0.6%) 14.2% $4.91 $131M $27M

Infrastructure Market Drivers Steady-to-improving near-term demand across our markets, with positive long-term drivers • Elevated utility capex spending due to the energy transition, replacement of aging infrastructure, and power load growth • Strong Department of Transportation demand supported by road construction investment with future benefits expected from IIJA1 ; commercial lighting markets remain muted • Telecom remains soft as wireless carriers are likely to maintain a more normalized level of capex spending following record investment years • Solar market remains attractive with strong demand tailwinds • Coatings continues to align with GDP trends while supporting internal production Near Term Demand 1 Infrastructure Investment and Jobs Act Multi-Year Energy Transition Enabling the optimization to support the growing need for diverse energy consumption including renewables to address connectivity demands for a growing population and urbanization. Aging Infrastructure & Resilience Grid hardening and building climate resilience with intensifying weather, supported through reliable infrastructure. Technology & Data Consumption Exponential growth in the volume, velocity, and variety of data being generated, transmitted, and consumed across various digital platforms and devices. Global Megatrends 6 July 25, 2024 | Valmont Industries, Inc.

Food Security Giving the means for the world to produce their own food and enabling less reliability on others. Sustainability & Productivity Water conservation and being good stewards of the land that is available will continue to be important and addressing labor shortages. It is about doing more with less and using technology to our advantage in meeting those demands. Population Growth Pressure to produce more food leads to an intensified focus on improving yields (crops and livestock) to meet the dietary needs of a growing population. 7 July 25, 2024 | Valmont Industries, Inc. Agriculture Market Drivers Outlook for sustained long-term growth remains strong, despite short-term demand headwinds • North America order rates were higher due to storm events; grower sentiment remains muted due to expected NFI1 decline this year and the downward trend in grain prices • Brazil expected farm income remains pressured by lower grain prices; FINAME was renewed; the country remains a key part of our long-term strategy • International project pipeline is strong; current Egypt project and additional $50 million in Middle East projects remain on track Near Term Demand Global Megatrends 1 Net Farm Income

• Leveraging focus areas and core values of Valmont Business Model to produce desired outcomes • We’ve refined our strategy and are concentrating growth on high-return areas that align our core competencies with customer needs • Initial focus on realigning the organization to streamline decision-making and create agility to respond to evolving market demands, while reducing cost structure • Now refocusing commercial (commercial execution) and operating teams (operational excellence) on opportunities that deliver the greatest value and drive the highest return − Utility produced a greater mix of distribution and substation structures – enhancing margins while accommodating customers − Solar is exiting certain low-margin projects as we focus on enhancing profitability and ROIC Maximizing Value Creation Taking Action to Enhance our Competitive Position and Drive Profitable Growth 8 July 25, 2024 | Valmont Industries, Inc.

2024 Sustainability Report Highlights: • Notable improvements in 2023 safety metrics, including a 13.5% TRIR reduction • A record global response rate of 87% on our most recent employee engagement survey • Indapur Taluka Galvanizing facility in India was awarded The Valmont Sustainability Award • Earned multiple honors and awards for ESG initiatives Recommitted to our 2025 environmental goals1 : Released 9th Sustainability Report, Demonstrating Dedication to Sustainable Practices and Solutions 10% Reduction in Scope I/II Carbon Intensity 19% Reduction in Scope I Mobile Source Combustion Fuel Carbon Emissions 12% Additional Reduction in Normalized Global Electrical Usage 100% of global manufacturing facilities to adopt low-flow water fixtures for nonproduction areas Conserving Resources. Improving Life. ® ESG is a core focus area: It creates efficiencies and cost savings, improves safety, manages risks, and fosters innovation, enhancing our resilience and competitive edge 9 July 25, 2024 | Valmont Industries, Inc. 1 Based on 2018 Baseline Data

Financial Results and Outlook Tim Francis, Interim CFO 10 July 25, 2024 | Valmont Industries, Inc.

Q2 2024 Financial Summary 11 July 25, 2024 | Valmont Industries, Inc. • Sales were similar to prior year • Operating margin expanded 140 bps on commercial and operational execution, pricing strategies and an improved cost structure • Diluted EPS improved on higher operating income, lower share count and a tax benefit of ~$0.15 per share $M, except EPS 2024 2023 % Net Sales 1,039.7 1,046.3 -0.6% Operating Income 147.3 133.7 +10.2% Operating Margin 14.2% 12.8% +140 bps Net Earnings1 99.7 89.4 +11.6% Diluted EPS 4.91 4.21 +16.6% 1 Net Earnings Attributable to Valmont Industries, Inc.

Q2 2024 Results | Infrastructure 12 July 25, 2024 | Valmont Industries, Inc. Sales ($M) Operating Income ($M) • Utility volumes were slightly higher; a greater mix of distribution and substation structures, and the unfavorable contractual price impact of steel index deflation, limited sales growth this quarter • Telecom sales were lower due to a softer market environment compared to last year and Solar volumes were lower due to project timing • Pricing was favorable for the segment as steel price deflation was offset by favorable product mix • Operating margin improved due to commercial execution, pricing strategies, lower COGS due to declining steel costs and reduced SG&A expenses $762.7 $770.6 2024 2023 -1.0% +15.2% $133.6 $116.0 2024 2023 17.6% 15.1% Sales ($M) 2024 2023 % Transmission, Distribution, and Substation (Utility) $323.0 $314.4 +3% Lighting and Transportation $243.6 $246.1 -1% Coatings $91.6 $91.1 0% Telecommunications $58.4 $67.7 -14% Solar $46.1 $51.3 -10%

Q2 2024 Results | Agriculture 13 July 25, 2024 | Valmont Industries, Inc. • North America volumes were significantly higher driven by replacement sales due to severe weather; average irrigation selling prices were lower compared to last year due to targeted regional pricing actions • International sales decreased due to significantly lower sales in Brazil due to normalized backlog levels and lower grain prices impacting growers’ buying behavior; these lower sales were partially offset by higher Middle East projects and the contribution from the HR Products acquisition • Operating income decreased as the benefit of reduced SG&A expenses was more than offset by the impact of lower volumes and pricing in Brazil Sales ($M) Operating Income ($M) Sales ($M) 2024 2023 % North America $161.3 $140.9 +14% International $120.4 $139.0 -13% Irrigation Equipment and Parts $254.3 $252.5 +1% Technology Products and Services $27.4 $27.4 0% +0.6% -18.8% $281.7 $279.9 2024 2023 $40.0 $49.3 2024 2023 14.3% 17.7%

Building Solid Financial Foundation 14 July 25, 2024 | Valmont Industries, Inc. • Q2 2024 Operating Cash Flows were nearly 50% higher than Q2 2023 • Expect to generate strong cash flow in 2024 through earnings growth and diligent working capital management • During the quarter we reduced borrowings on our revolving line of credit by $90M, and Total Debt to Adjusted EBITDA1 remains within our desired range of 1.5 to 2.5 times • Long-term debt mostly fixed-rate, with long-dated maturities in 2044 and 2054 • Strong and flexible balance sheet to support balanced capital allocation strategy Free Cash Flows ($M) YTD 6/29/2024 Liquidity ($M) 6/29/2024 Net Cash Flows from Operating Activities $ 154 Cash $ 163 Net Cash Flows from Investing Activities (37) Total Long-Term Debt 1,018 Net Cash Flows from Financing Activities (151) Shareholders' Equity 1,471 Net Cash Flows from Operating Activities $ 154 Total Debt to Adj. EBITDA1 1.66x Purchase of Property, Plant, & Equipment (33) Available Credit under Revolving Credit Facility2 $ 512 Free Cash Flows $ 121 Cash 163 Total Available Liquidity $ 675 1 Please see Adjusted EBITDA and Leverage Ratio at end of document. 2 $800M Total Revolver less borrowings and Standby LCs of $288M.

Balanced Approach to Capital Allocation

2024 Year-to-Date Capital Deployment: **$72M**

Growing Our Business

$33M
Capital Expenditures

- We continue to invest in strategic capacity expansions to increase output and enhance manufacturing flexibility
- Prioritize projects that deliver high ROIC

N/A
Acquisitions

- Targeting adjacent opportunities in end markets with favorable and global long-term demand trends
- Returns exceeding cost of capital within 3 years

Returning Cash to Shareholders

$15M
Share Repurchases

- ~$121M remains on the current share repurchase authorization
- Opportunistic approach, supported by free cash flow

$24M
Dividends

- Q2 Dividends Paid $12.1M
- Payout ratio target: 15% of earnings; current payout ~13%

Over the past year, we have returned ~$275M to shareholders through dividends and repurchases.

15 July 25, 2024 | Valmont Industries, Inc.

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Segment Assumptions Updating 2024 Outlook and Key Assumptions • Infrastructure sales are now expected to be Flat to up 1.5% vs. PY; due to lower expected solar sales and steel deflationary impact on Utility sales • No change from prior Agriculture sales outlook; expected to be down 10.0% to 15.0% vs. PY 16 July 25, 2024 | Valmont Industries, Inc. (3.5%) – (1.5%) Change In Net Sales Y/Y Previous outlook: (2.0%) – 0.5% $16.50 – $17.30 GAAP Diluted EPS Previous outlook: $15.40 – $16.40 Key Assumptions • Steel cost assumptions aligned with HRC futures market • Effective tax rate of ~26.0% • Minimal expected foreign currency translation impact on net sales • For cash flow purposes, capital expenditures now expected to be in the range of $95.0 to $110.0 million Other Modeling Considerations • Expect Infrastructure full-year gross profit margin improvement compared to 2023, although may not reach 1H 2024 results • Expect 2H 2024 Agriculture operating margins to be similar to Q4 2023 (10.3% on adjusted1 basis) • Expect full-year consolidated SG&A as a % of net sales to be lower than 2023 1Please see Reg G reconciliation to GAAP measures at end of document.

Valmont Team Is Executing Our Strategy and Performing Well in Dynamic Market 17 July 25, 2024 | Valmont Industries, Inc. Actively managing our business to maximize returns Driving commercial execution and operational excellence Leveraging competitive advantages and core competencies Streamlining administrative functions and enhancing productivity Building resiliency as we make progress on our strategic initiatives Structurally reducing cost structure, improving margins and cash flows to generate sustainable shareholder value Achieving strong financial results in dynamic markets Delivering innovative solutions to customers in attractive growing markets that address vital megatrends Creating a high-performance culture that is positioned for sustained financial success Well-positioned to achieve long-term financial targets

Q&A 18 July 25, 2024 | Valmont Industries, Inc.

Appendix 19 July 25, 2024 | Valmont Industries, Inc.

Long-Term Financial Targets MSD+ Net Sales Growth1 Approaching Mid-Teens Operating Margin 100% Net Earnings FCF Conversion High-Teens Return on Invested Capital Serving markets with positive growth outlook aligned with megatrends Innovation and market expansion to grow above markets Strategic pricing to align with value we deliver Streamlined organization aligned with strategy Operational efficiencies & focus on the outliers A disciplined and efficient capital allocation strategy Internal investments and acquisitions are evaluated based on financial and strategic criteria Managing net working capital to maximize cash flow Supply chain and inventory optimization 1 VMI sales growth through the Agriculture cycle; organic sales growth only Delivering reliable growth while expanding operating margins and ROIC to consistently create shareholder value 20 July 25, 2024 | Valmont Industries, Inc.

Steel Material Index Trends • The contractual price impact from steel index deflation is leading us to adjust our expected increase in Utility sales downward • Steel cost changes impact Utility the most because of the contractual pricing mechanisms and strong backlog 21 July 25, 2024 | Valmont Industries, Inc. AMM Steel Material Index National Mills Carbon Grade Cut to Length and Coiled / Hot Rolled Plate Average 2020 through 2024 YTD

Actual and Projected Transmission Investment 22 July 25, 2024 | Valmont Industries, Inc. Source: Edison Electric Institute Business Analytics Group Updated January 2024 Investment of investor-owned electric companies and stand-alone transmission companies. Actual Investment figures were obtained from the EEI Property & Plant Capital Investment Survey supplemented with FERC Form 1 data. Projected investment figures were obtained from the EEI Transmission Capital Investment Forecast Survey supplemented with data obtained from company 10-k reports and investor presentations.

Utility Industry Capital Expenditures 23 July 25, 2024 | Valmont Industries, Inc. Source: EEI Finance Department, member company reports, and S&P Global Market Intelligence Updated July 2024 Chart represents total company spending of U.S. Investor-Owned Electric Utilities, consolidated at the parent or appropriate holding company. At the industry level, CapEx tends to be overestimated for the current, or first, year’s projection and underestimated for the two following years. We expect a continued level of elevated spending after accounting for the historical trend of over- and underestimation.

Infrastructure Investment and Jobs Act (IIJA) 24 July 25, 2024 | Valmont Industries, Inc. Source: Grassley.senate.gov Infrastructure Investment and Jobs Act Spending Breakdown (In Order - Most to Least) Previously-Passed Transportation Funding | $650B Roads, Bridges and Related Programs | $111B Energy, Power and Electric Grid Reliability | $107.5B Freight and Passenger Rail | $66B Broadband | $65B Water and Wastewater Infrastructure | $55B Public Transportation | $39.2B Airports | $25B Natural Disaster Prevention and Mitigation | $23.3B Cleaning-Up Abandoned Sites | $21B Army Corps of Engineers | $16.7B Highway and Pedestrian Safety | $11B Ports and Coast Guard | $7.8B Cybersecurity and other Infrastructure Programs | $10.11B

Wireless Carrier Spending 0 20 40 60 80 100 120 140 2019 2020 2021 2022 2023 2024e 2025e 2026e 0 20 40 60 80 100 120 140 2019 2020 2021 2022 2023 2024e 2025e 2026e Auction 105: 3.5 GHz Band Auction 107: C-Band (3.7 GHz) Auction 110: 3.45 GHz Band Auction 108: 2.5 GHz Band The data does not include investments in fiber or other digital infrastructure, or expenditures for private networks. Also not included is the tower companies’ capex to acquire, build, or augment existing sites. Funding from BEAD or other government programs is not included in the projections. All of this activity is additive to planned network investments and construction US Wireless CapEx & 5G Auction Spend (US$ billions, 2019-2026E) Source: Inside Towers Updated: March 2024 25 July 25, 2024 | Valmont Industries, Inc.

Single Family Housing Starts Market Forecast $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 Billions Actual Starts Current Forecast Previous Forecast Source: CMD Forecast Data Updated February 2024 26 July 25, 2024 | Valmont Industries, Inc.

U.S. Net Cash Farm Income by Year 27 July 25, 2024 | Valmont Industries, Inc. Source: USDA Updated February 7, 2024

U.S. Drought Condition 28 July 25, 2024 | Valmont Industries, Inc. Source: Drought Monitor Updated July 18, 2024

The non-GAAP table below discloses the impacts of the realignment charges and non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership on the fourth quarter of fiscal 2023 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted operating income (loss) to be taken into consideration by management and investors with the related reported GAAP measures. Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Dollars in thousands 29 July 25, 2024 | Valmont Industries, Inc.

Historical Free Cash Flow[1,2] (2014 – 2023)

Dollars in millions

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Net cash flows from operating activities	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3	$ 306.8
Net cash flows from investing activities	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)	(132.1)	(115.3)
Net cash flows from financing activities	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5	(181.9)	(176.4)
Net cash flows from operating activities	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9	$ 326.3	$ 306.8
Purchase of plant, property, and equipment	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)	(93.3)	(96.8)
Free cash flows	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)	233.0	210.0
Net earnings attributable to Valmont Industries, Inc.	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9	$ 150.8
Adjusted free cash flow net earnings attributable to Valmont Industries, Inc.	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2	$ 291.6
Free Cash Flow Conversion - GAAP	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)	0.93	1.39
Free Cash Flow Conversion - Adjusted	0.53	1.71	1.25	0.48	0.62	1.44	1.31	(0.19)	0.82	0.72
Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6	$ 250.9	$ 150.8
Loss from divestiture of offshore wind energy structures business	-	-	-	-	-	-	-	-	33.3	-
Change in valuation allowance against deferred tax assets	-	7.1	(20.7)	41.9	-	-	-	5.0	-	-
Impairment of long-lived assets	-	61.8	1.1	-	28.6	-	19.1	21.7	-	140.8
Reversal of contingent liability	-	-	(16.6)	-	-	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	18.1	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	3.8	4.6	0.6	0.2	-	-	-	-	-	-
Adjusted free cash flow net earnings attributable to Valmont Industries, Inc.	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3	$ 284.2	$ 291.6

[1] *Adjusted net earnings for purposes of calculating free cash flow conversion may not agree to the adjusted net earnings. The difference is due to non-recurring expenses which were settled in cash in the year of occurrence as part of net cash flows from operating activities.*

[2] *We use the non-GAAP measure of free cash flow, which we define as GAAP net cash flows from operating activities reduced by the purchase of property, plant, and equipment. We believe that free cash flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of free cash flow may not be directly comparable to similar measures used by other companies.*

30 July 25, 2024 | Valmont Industries, Inc.

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1We use the non-GAAP measure of free cash flow, which we define as GAAP net cash flows from operating activities reduced by the purchase of property, plant, and equipment. We believe that free cash flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of free cash flow may not be directly comparable to similar measures used by other companies. Free Cash Flow Throughout the Cycle Dollars in millions 31 July 25, 2024 | Valmont Industries, Inc. 101 227 175 78 81 210 210 (42) 233 210 148 (100) (50) - 50 100 150 200 250 300 350 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 10 Year Avg GAAP 0.55X 5.66X 1.00X 0.65X 0.80X 1.44X 1.49X (0.21X) 0.93X 1.39X Adj. 0.53X 1.71X 1.25X 0.48X 0.62X 1.44X 1.31X (0.19X) 0.82X 0.72X Historical FCF Conversion by Year1 2014 – 2023 Free Cash Flow1 10-yr Avg. $148M GAAP 1.37X Adj. 0.87X Years of rapid raw material cost inflation

Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt to Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four fiscal quarters. See “Leverage Ratio” below. Calculation of Adjusted EBITDA and Leverage Ratio Dollars in thousands 32 July 25, 2024 | Valmont Industries, Inc. Net earnings attributable to Valmont Industries, Inc. $ 174,471 Interest expense 60,853 Income tax expense 87,398 Depreciation and amortization expense 95,325 Stock-based compensation 33,471 EBITDA 451,518 Impairment of long-lived assets 140,844 Realignment charges 35,210 Proforma acquisition adjustment 1,130 Adjusted EBITDA $ 628,702 Interest-bearing debt, excluding origination fees and discounts of $25,965 $ 1,045,953 Less: cash and cash equivalents in excess of $50,000 113,142 Net indebtedness $ 932,811 Net indebtedness $ 932,811 Leverage ratio 1.48 Interest-bearing debt, excluding origination fees and discounts of $25,965 $ 1,045,953 Total debt to adjusted EBITDA 1.66 Four fiscal quarters ended June 29, 2024